Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this "Agreement") is made and entered into this ___ day of _____, 200__, between CellStar Corporation, a Delaware corporation (the "Company"), and __________________ ("Indemnitee").

WHEREAS, Indemnitee is a director or an officer of the Company; and

WHEREAS, the Company is aware that because of the increased exposure to litigation subjecting directors and officers to expensive litigation risks, talented and experienced persons are increasingly reluctant to serve or continue to serve as directors and officers of corporations unless they are appropriately indemnified; and

WHEREAS, the Company is also aware that statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting and therefore fail to provide directors with adequate guidance regarding the proper course of action; and

WHEREAS, the Company desires to attract and retain the services of highly experienced and capable individuals, such as Indemnitee, to serve as directors and officers of the Company and to indemnify its directors and officers to provide them with the maximum protection permitted by law; and

WHEREAS, the Company believes that it is fair and proper to protect the Company's directors and officers from the risk of judgments, settlements and other expenses which may occur as a result of their service to the Company, even in cases in which such persons received no personal profit or were not otherwise culpable; and

WHEREAS, this Agreement is separate from and in addition to the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, each of Section 145 of the General Corporation Law of the State of Delaware ("DGCL") and the Bylaws of the Company is nonexclusive, and therefore contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) "Change of Control" shall mean any of the following events:

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger (subject to adjustment for rounding or fractional interests resulting therefrom);

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or of any significant business unit of the Company;

(iii) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Company's Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement (or whose election or nomination for election was previously so approved);

(v) (A) the acquisition of beneficial ownership ("Beneficial Ownership"), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of an aggregate of fifteen percent (15%) or more of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who Beneficially Owned less than ten percent (10%) of the voting power of the Company's outstanding voting securities on the Effective Date of this Agreement, (B) the acquisition of Beneficial Ownership of an additional five percent (5%) of the voting power of the Company's outstanding voting securities by a person or group who Beneficially Owned at least ten percent (10%) of the voting power of the Company's outstanding voting securities on the Effective Date of this Agreement, or (C) the execution by the Company and a stockholder of a contract that by its terms grants such stockholder (in its, his or her capacity as a stockholder) or such stockholder's Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an "Affiliate")) including, without limitation, such stockholder's nominee to the Company's Board of Directors (in its, his or her capacity as an Affiliate of such stockholder), the right to veto or block decisions or actions of the Company's Board of Directors; provided, however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change of Control hereunder if the acquiror is (1) a trustee or other fiduciary holding securities under an employee benefit plan of Employer, the Company or one of their affiliated entities and acting in such capacity, (2) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company, (3) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) under the Exchange Act or (4) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose ownership or acquisition of shares of voting securities is approved by a majority of the Continuing Directors; provided further, that none of the following shall constitute a Change of Control: (aa) the right of the holders of any voting securities of the Company to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or stockholders including, without limitation, pursuant to Section 144 of the Delaware General Corporation Law or Rule 16b-3 promulgated pursuant to the Exchange Act; or

(vi) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving The Company to a case under Chapter 7.

(b) "Enterprise" means any Person of which Indemnitee is or was a Fiduciary.

(c) "Expenses" means all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security fee and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and all other disbursements or out-of-pocket expenses) actually incurred in connection with (i) any Proceeding, (ii) establishing or enforcing any right to indemnification for Liabilities and expenses or advancement of expenses under this Agreement, applicable law, any other agreement or provision of the Company's Certificate of Incorporation or Bylaws now or hereafter in effect or otherwise, or (iii) the review and preparation of this Agreement on behalf of Indemnitee; provided, however, that "Expenses" shall not include any Liabilities.

(d) "Fiduciary" means an individual serving as a director, officer, trustee, general partner, managing member, fiduciary, board of directors' committee member (including, without limitation, a committee chairman), employee or agent of (i) the Company or any Subsidiary, (ii) any resulting corporation in connection with a consolidation or merger to which the Company or any Subsidiary is a party, or (iii) any other Person (including an employee benefit plan) at the request of the Company or any Subsidiary, including any service with respect to an employee benefit plan, its participants or its beneficiaries.

(e) "Independent Counsel" means a nationally recognized law firm, or a member of a nationally recognized law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent the Company or the Indemnitee in any matter material to either such party. For the avoidance of doubt, any law firm or member of a law firm that shall have advised either party with respect to the review and preparation of this Agreement shall not be Independent Counsel for the purposes of this Agreement.

(f) "Liabilities" means liabilities of any type whatsoever incurred by reason of (i) the fact that Indemnitee is or was a Fiduciary, or (ii) any action taken (or failure to act) by him or on his behalf in his capacity as a Fiduciary, including, but not limited to, any judgments, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), ERISA excise taxes and penalties, and penalties and amounts paid in settlement of any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement).

(g) "Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust, estate, governmental unit or other enterprise or entity, or as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

(h) "Potential Change of Control" means if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (ii) any Person, including the Company, publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change of Control; or (iii) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

(i) "Proceeding" means any pending or completed investigation, civil or criminal action, third-party action, derivative action, claim, suit, arbitration, counterclaim, cross claim, alternative dispute resolution mechanism, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative, legislative or investigative, including any appeal therefrom, in any such case in which Indemnitee was involved as a party, potential party, non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a Fiduciary, or (ii) any action taken (or failure to act) by him or on his behalf in his capacity as a Fiduciary.

(j) "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

Section 2. Services by the Indemnitee. The Indemnitee agrees to serve as a director or an officer of the Company at the will of the Company for so long as the Indemnitee is duly elected and qualified, appointed or until such time as the Indemnitee tenders a resignation or is removed as a director or an officer. This Agreement shall not be deemed to be an employment contract between the Company (or any Subsidiary of the Company) and Indemnitee, and the Indemnitee may at any time and for any reason resign from such position.

Section 3. Indemnification.

(a) Indemnification. Subject to the further provisions of this Agreement, the Company shall indemnify Indemnitee and hold him harmless from and against any and all Expenses and Liabilities incurred by Indemnitee or on Indemnitee's behalf, to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit or authorize.

(b) Presumptions.

(i) Upon making any request for indemnification for Expenses and Liabilities, or advancement of Expenses under this Agreement, Indemnitee shall be presumed to be entitled to such indemnification for Expenses and Liabilities or advancement of Expenses, as the case may be, under this Agreement and, in connection with any determination with respect to entitlement to indemnification under Section 4(c) below, the Company shall have the burdens of coming forward with evidence and by a preponderance of the evidence to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption. It shall not be a defense or admissible as evidence in any such action by Indemnitee, nor shall it create a presumption that Indemnitee has not met the applicable standard of conduct, if (i) any Person fails to have made such determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, or (ii) any Person fails to make an actual determination that Indemnitee has not met any applicable standard of conduct.

(ii) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on (w) the records or books of account of any Enterprise, including, without limitation, financial statements, (x) information supplied to Indemnitee by the officers, employees or other appropriate agents of such Enterprise in the course of their duties, or (y) the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 3(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(iii) If the Person empowered or selected under Section 4(c) below to determine whether Indemnitee is entitled to indemnification for Liabilities and Expenses or advancement of Expenses shall not have made a determination within twenty (20) calendar days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification for Liabilities and Expenses or advancement of Expenses shall be deemed to have been made and Indemnitee shall be entitled to such indemnification for Liabilities and Expenses or advancement of Expenses, absent (A) a misstatement by Indemnitee of a material fact in connection with the request for indemnification for Liabilities and Expenses or advancement of Expenses, or (B) a prohibition of such indemnification for Liabilities and Expenses or advancement of Expenses under applicable law; provided that such 20-day period may be extended for a reasonable time, not to exceed an additional 20 days, if the Person empowered or selected under Section 4(c) below to determine whether Indemnitee is entitled to indemnification for Liabilities and Expenses or advancement of Expenses in good faith requests in writing such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(iv) The knowledge and/or actions, or failure to act, of any other Fiduciary shall not be imputed to Indemnitee for purposes of determining any right to indemnification for Liabilities and Expenses or advancement of Expenses under this Agreement.

(c) Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that Indemnitee had reason to believe his conduct was unlawful.

Section 4. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance or reimburse Indemnitee for all Expenses incurred by Indemnitee or on Indemnitee's behalf, without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that Indemnitee is not entitled to be indemnified by the Company as authorized hereby, or under applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) calendar days following delivery of any written request, which shall reasonably evidence the Expenses incurred or to be incurred, from time to time, by Indemnitee to the Company. Advances payable hereunder shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding any statements to the Company to support the advances claimed.

(b) Notice by Indemnitee. Indemnitee shall, as promptly as reasonably practicable under the circumstances, use commercially reasonable efforts to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or any other matter which may be subject to indemnification for Liabilities and Expenses or advancement of Expenses covered by this Agreement; provided, however, that any delay or failure to so notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that the Company is actually and materially prejudiced by reason of such delay or failure.

(c) Determination of Entitlement to Indemnification. Upon the receipt of any notice pursuant to Section 4(b) hereof, a determination with respect to Indemnitee's entitlement to indemnification for Liabilities and Expenses or advancement of Expenses hereunder shall be made within ten (10) calendar days by (i) a majority vote of the Board of Directors who are not parties to the Proceeding in respect of which indemnification for Liabilities and Expenses or advancement of Expenses is sought by Indemnitee, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board of Directors (a copy of which opinion shall be delivered to Indemnitee); provided, however, that if there has been a Change of Control at or prior to the time of such notice by Indemnitee, Indemnitee's entitlement to indemnification for Liabilities and Expenses or advancement of Expenses shall be determined within the foregoing time period by Independent Counsel selected by Indemnitee, such determination to be set forth in a written opinion to the Board of Directors (a copy of which opinion shall be delivered to Indemnitee). The Company agrees to pay the reasonable fees of any Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. If, pursuant to the foregoing, it is determined that Indemnitee is entitled to indemnification for Liabilities and Expenses or advancement of Expenses, payment to Indemnitee shall be made within ten (10) calendar days from the date of notice by Indemnitee pursuant to Section 4(b) hereof. Indemnitee shall reasonably cooperate in the making of such determination, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure (excluding any information that counsel for Indemnitee advises Indemnitee not to disclose) and which is reasonably available to Indemnitee and reasonably necessary to such determination. For the avoidance of doubt, any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be included as Expenses for the purposes of this Agreement, shall be recoverable by Indemnitee even if the Company determines Indemnitee is not entitled to indemnification or advancement of Expenses for the underlying claim, and shall be subject to advancement under Section 4(a). Nothing in this Section 4(c) shall be construed to limit or modify the presumptions in favor of Indemnitee set forth in Section 3(b).

(d) Notice to Insurers. If, at the time of the receipt of any notice of any Proceeding pursuant to Section 4(b) hereof, the Company has directors' and officers' liability insurance in effect, then the Company shall give prompt notice of the commencement of such Proceeding to the directors' and officers' liability insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or appropriate action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of the Company to provide such notice to such insurers or the failure or refusal of such insurers to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(e) Control of Defense; Counsel Costs. In connection with paying the Expenses of Indemnitee under Section 4(a), the Company shall be entitled to elect to assume the defense of such Proceeding, with counsel experienced in matters that are the subject of the Proceeding and practicing in the applicable jurisdiction where the Proceeding is pending and approved by Indemnitee, which approval shall not be unreasonably withheld, by the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee's sole expense and (ii) if (A) the employment of counsel by Indemnitee has been authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is an actual conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not have employed counsel to assume the defense of such Proceeding, then in any such event the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (B) above. Notwithstanding the foregoing, if at any time the Company fails to pay any Expenses with respect to any Proceeding in accordance with Section 4(a) hereof, Indemnitee shall immediately be entitled to assume and control his own defense in such Proceeding with counsel of his own choice (by notice to the Company), and will have all rights to indemnification of such Expenses of counsel hereunder.

(f) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent; provided that if a Change of Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel selected by Indemnitee has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty, liability or limitation on Indemnitee without Indemnitee's prior written consent; provided that the Company shall not be required to obtain the consent of Indemnitee to the settlement of any Proceeding the Company has undertaken to defend if the settlement grants Indemnitee a complete and unqualified release in respect of the potential liability. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 5. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification for Liabilities and Expenses or advancement of Expenses under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4(a) hereof, (iii) no determination of entitlement to indemnification for Liabilities and Expenses or advancement of Expenses shall have been made pursuant to Section 4(c) hereof within twenty (20) calendar days after receipt by the Company of notice pursuant to Section 4(b) hereof, or (iv) payment of indemnification is not made pursuant to the fourth to last sentence of Section 4(c) hereof within twenty (20) calendar days after the date of notice by Indemnitee pursuant to Section 4(b) hereof, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery or other court of competent jurisdiction of his entitlement to such indemnification, advancement of Expenses, or to recover damages for breach of this Agreement.

(b) In the event that a determination shall have been made pursuant to Section 4(c) of this Agreement that Indemnitee is not entitled to indemnification for Liabilities and Expenses or advancement of Expenses, any judicial proceeding commenced pursuant to this Section 5 shall be conducted in all respects as a trial de novo, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 5, the Company shall have the burdens of coming forward with evidence and proving by a preponderance of the evidence that Indemnitee is not entitled to indemnification for Liabilities and Expenses or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 4(c) of this Agreement adverse to Indemnitee for any purpose. If a determination shall have been made pursuant to Section 4(c) hereof that Indemnitee is entitled to indemnification for Liabilities and Expenses or advancement of Expenses, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, in connection with the request for indemnification, or (ii) a prohibition of such indemnification for Liabilities and Expenses or advancement of Expenses under applicable law.

(c) In the event that Indemnitee, pursuant to this Section 5, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification for Liabilities and Expenses or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication.

(d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

Section 6. Expansion of DGCL Indemnity Provisions; Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, the Company's Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL or the manner in which the DGCL is judicially construed permits greater indemnification for Liabilities and Expenses or advancement of Expenses than would be afforded currently under the Company's Certificate of Incorporation, Bylaws and this Agreement, it is the agreement and intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liabilities actually or reasonably incurred by Indemnitee in investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

Section 8. Mutual Acknowledgment. Each of the Company and Indemnitee acknowledges that in certain instances, U.S. Federal law or applicable public policy may prohibit the Company from advancing expenses or indemnifying its directors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee. Any action taken pursuant to the terms of this Section 8 shall not constitute a breach of this Agreement.

Section 9. Directors' and Officers' Liability Insurance. Upon a Change of Control, the Company shall use its best efforts to obtain and maintain on an ongoing basis a policy or policies of insurance on commercially reasonable terms with reputable insurance companies providing liability insurance for Fiduciaries, including Indemnitee, in respect of acts or omissions occurring while serving in such capacity, and to ensure the Company's performance of its indemnification obligations under this Agreement, on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of such policy or policies of insurance in effect on the date hereof. To the extent that the Company maintains a policy or policies of insurance pursuant to this Section 9, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Fiduciary under such policy or policies.

Section 10. Establishment of a Trust. In the event of a Potential Change of Control or a Change of Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the Trust in an amount equal to all Expenses and Liabilities reasonably anticipated at the time to be incurred in connection with any Proceeding. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the party determining the Indemnitee's entitlement to indemnification pursuant to Section 4(c) hereof. The terms of the Trust shall provide that, upon a Change of Control, (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the trustee of the Trust shall advance, within ten (10) days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expenses under this Agreement); (c) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (d) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (e) all unexpended funds in that Trust shall revert to the Company upon a final determination by the party determining the Indemnitee's entitlement to indemnification pursuant to Section 4(c) hereof or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 10 shall relieve the Company of any of its obligations under this Agreement.

Section 11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii)  such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii)  to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 12. Duration of Agreement. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving as a Fiduciary even though Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.

Section 13. Exceptions. Notwithstanding any other provision to the contrary herein, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee as follows:

(a) Excluded Acts. No indemnification shall be made for any acts or omissions or transactions, if and to the extent that it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that a director or officer may not be relieved of liability arising from any such acts or omissions or transactions under the DGCL or applicable securities laws;

(b) Indemnitee Liable to Company. No indemnification shall be made in respect of any Proceeding, claim, issue or matter as to which it shall have been determined by a final judgment or other final adjudication, not subject to further appeal or review, that Indemnitee is liable to the Company unless and only to the extent that such final judgment or other final adjudication shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper and then only to the extent that the court shall determine;

(c) Claims Initiated by Indemnitee. No indemnification for Liabilities and Expenses or advancement of Expenses to Indemnitee shall be made with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to such Proceedings brought to establish or enforce a right to indemnification for Liabilities and Expenses or advancement of Expenses under this Agreement or any other statute or applicable law or otherwise as required under Section 145(c) of the DGCL or any other provision of the Certificate of Incorporation or Bylaws of the Company, unless (i) the Board of Directors has approved the initiation or bringing of such Proceeding (or any part of any Proceeding) or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(d) Lack of Good Faith. No indemnification shall be made to indemnify Indemnitee for any Expenses or Liabilities incurred by Indemnitee with respect to any Proceedings instituted by Indemnitee to enforce or interpret this Agreement, if it shall be determined by a final judgment or other final adjudication, not subject to further appeal or review, that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(e) Insured Claims. No indemnification shall be made to indemnify Indemnitee for Expenses or Liabilities of any type whatsoever if, but only to the extent that, Indemnitee shall have actually received payment with respect to any such Expenses or Liabilities from an insurer under any policy of directors' and officers' liability insurance maintained by the Company, and any such payment shall not be recovered (in whole or in part) from Indemnitee by such insurer;

(f) Claims under Section 16(b). No indemnification shall be made under this Agreement for Expenses, Liabilities and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the 1934 Act, or any similar state or local law with respect to the disgorgement of "short swing" profits;

(g) Claims under Section 304 of the Sarbanes-Oxley Act. No indemnification shall be made under this Agreement for Expenses, Liabilities, the reimbursement of the Company of bonuses or other incentive-based or equity-based compensation, and the reimbursement of the Company of profits realized from the sale of securities of the Company incurred by Indemnitee, to the extent that such Expenses, Liabilities and reimbursements directly arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); or

(h) Claims under Section 306 of the Sarbanes-Oxley Act. No indemnification shall be made under this Agreement for Expenses, Liabilities and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

Section 15. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in the form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(b) The indemnification for Liabilities and Expenses or advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a Fiduciary. If the Indemnitee is deceased and is entitled to indemnification for Liabilities and Expenses or advancement of Expenses under any provision of this Agreement, when requested in writing by the spouse of the Indemnitee, and/or the Indemnitee's heirs, executors, administrators, legatees or assigns, the Company shall provide appropriate evidence of the Company's agreement set out herein to indemnify the Indemnitee against and to itself assume such Expenses.

Section 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 17. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by overnight express delivery service, or when mailed by certified registered mail, return receipt requested, with postage prepaid:

If to Indemnitee, to:

______________________

_______________________

_______________________

or to such other person or address which Indemnitee shall furnish to the Company in writing pursuant to the above.

If to the Company, to

CellStar Corporation

1730 Briercroft Court

Carrollton, TX 75006

Attention: General Counsel

or to such person or address as the Company shall furnish to Indemnitee in writing pursuant to the above.

Section 18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall, at the Company's expense, execute all documents reasonably required and do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 19. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of any and all directors' and officers' liability insurance policies obtained and maintained in accordance with Section 9 of this Agreement.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

Section 22. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

Section 23. No Third Party Beneficiary. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than the parties hereto) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 24. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CELLSTAR CORPORATION

By:

Name: ______________________________

Title: ______________________________

Indemnitee